EXHIBIT  11





                            STANFORD MANAGEMENT LTD.

                   Statement re: Computation of Share Earnings


Stanford  has  2,358,500  common  shares  outstanding  as  at  May  31, 2003 (*)


     Accumulated  loss  as  at  May  31,  2003               $   86,416
                                                             ----------

     Loss  per  share  -  based  on  outstanding  shares      $  0.0366
                                                              ---------




(*)     There  have  been  no  shares  issued  since  May  31,  2003.